                                                                   EXHIBIT 4-C-2
                                AMENDMENT NO. 2,
                                  WAIVER NO. 2
                                      AND
                                 CONSENT NO. 2
                         Dated as of December 20, 1993
                                       TO
                           THE SENIOR BRIDGE LOAN AND
                           LETTER OF CREDIT AGREEMENT
                         Dated as of December 30, 1992


          THIS AMENDMENT NO. 2, WAIVER NO. 2 AND CONSENT NO. 2 TO THE SENIOR BRIDGE LOAN AND LETTER OF CREDIT AGREEMENT ("Agreement") is entered into as of December 20, 1993 by and among certain subsidiaries of Hartmarx Corporation, a Delaware corporation ("Hartmarx"), appearing on the signature pages hereof as "Borrowers and Guarantors" (collectively, the "Borrowers"), Hartmarx and certain other of its subsidiaries appearing on the signature pages hereof as "Guarantors", the financial institutions appearing on the signature pages hereof, as "Lenders", National Westminster Bank Plc, New York Branch, as "Agent" for the Lenders, and The First National Bank of Chicago, in its separate capacities as "Co-Agent" for the Lenders and as "Collateral Agent" for the Lenders. Capitalized terms used herein but not defined herein shall have the meanings provided in the "Bridge Agreement" referred to below.


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agent, the Co-Agent and the Collateral Agent are parties to that certain Senior Bridge Loan and Letter of Credit Agreement dated as of December 30, 1992 (as amended by that certain Amendment No. 1, Waiver No. 1 and Consent No. 1 dated as of May 21, 1993, the "Bridge Agreement"), pursuant to which the Lenders agreed to extend credit to the Borrowers;

          WHEREAS, Hartmarx desires to enter into a certain Loan Agreement with the City of Des Plaines, Illinois substantially in the form of Exhibit A attached hereto, pursuant to which the City of Des Plaines, Illinois will lend to Hartmarx the proceeds of such city's issuance and sale of its Economic Development Refunding Revenue Bonds (Hartmarx Corporation Project) Series 1993 (the "Des Plaines Bonds"), which loan shall be in the original principal amount of $8,000,000 (the "Des Plaines IDB Loan"), and which Des Plaines Bonds shall be issued pursuant to that certain indenture substantially in the form of Exhibit A-1 attached hereto;

          WHEREAS, Hartmarx intends to advance all of the proceeds of the Des Plaines IDB Loan on behalf of Hart Schaffner to cause the Hart Schaffner Bonds to be redeemed in full and to satisfy, in full, all of Hart Schaffner's outstanding obligations under that certain Loan Agreement dated August 1, 1985 between the City of Des Plaines, Illinois and Hart Schaffner (the "Prior Des Plaines IDB Loan");

          WHEREAS, upon the provision for redemption of the Hart Schaffner Bonds and repayment in full of the Prior Des Plaines IDB Loan, (i) the NatWest Letter of Credit will be terminated, (ii) the Restated NatWest Cash Pledge will be terminated, (iii) the Restated NatWest Bonds Pledge will be terminated, (iv) the NatWest Letter of Credit Obligations will have been satisfied, (v) the Hart Schaffner-NatWest L/C Obligations will have been satisfied, (vi) the NatWest Lien will be released, (vii) the Restated NatWest Guaranty will be terminated and (viii) all Existing Pledged Cash held by NatWest pursuant to the Restated NatWest Cash Pledge shall be released and applied pursuant to this Agreement;

          WHEREAS, Hartmarx desires to enter into a certain Loan Agreement with the Indiana Development Finance Authority substantially in the form of Exhibit B attached hereto, pursuant to which the Indiana Development Finance Authority will lend to Hartmarx the proceeds of such authority's issuance and sale of its Economic Development Refunding Revenue Bonds (Hartmarx Corporation Project) Series 1993 (the "Indiana Bonds"), which loan shall be in the original principal amount of $7,500,000 (the "Indiana IDB Loan"), and which Indiana Bonds shall be issued pursuant to that certain indenture substantially in the form of Exhibit B-1 attached hereto;

          WHEREAS, Hartmarx intends to advance all of the proceeds of the Indiana IDB Loan on behalf of Jaymar to cause the Jaymar Bonds to be redeemed in full and to satisfy, in full, all of Jaymar's outstanding obligations under that certain Loan Agreement dated September 1, 1984 between the Indiana Employment Development Commission and Jaymar (the "Prior Indiana IDB Loan");

          WHEREAS, upon the provision for redemption of the Jaymar Bonds and the repayment in full of the Prior Indiana IDB Loan, (i) the BTC Letter of Credit will be terminated, (ii) the Restated BTC Cash Pledge will be terminated, (iii) the Restated BTC Bonds Pledge will be terminated, (iv) BTC Letter of Credit Obligations will have been satisfied, (v) the Jaymar-BTC L/C Obligations will have been satisfied, (vi) the BTC Lien will be released, (vii) the Restated BTC Guaranty will be terminated and (viii) all Existing Pledged Cash held by BTC pursuant to the Restated BTC Cash Pledge shall be released and applied pursuant to this Agreement; and

          WHEREAS, the Borrowers, the Guarantors, the Agent, the Co-Agent, the Collateral Agent and the Required Lenders have agreed further to amend the Bridge Agreement to, among other things, allow for the consummation of the foregoing transactions, consent to other actions of the Loan Parties, and waive certain other violations of the Loan Parties, all on the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Amendment No. 2 to the Bridge Agreement. Effective as of the date first written above, upon the satisfaction of the conditions precedent set forth in Paragraph 4 below, the Bridge Agreement is hereby amended as follows:

          (a) Article I is amended to add each of the following definitions to such article in the appropriate alphabetical location:

          "'BTC' means Bankers Trust Company and each successor and assign thereof permitted under the Override Agreement.

          'Des Plaines Bonds' means those certain Economic Development Refunding Revenue Bonds (Hartmarx Corporation Project) Series 1993 in the aggregate original principal amount of $8,000,000, issued by the City of Des Plaines, Illinois pursuant to the Des Plaines Indenture.

          'Des Plaines IDB Intercompany Advance' means that certain loan in the aggregate original principal amount of $8,000,000 made by Hartmarx to Hart Schaffner with the proceeds of the Des Plaines IDB Loan and other funds of Hartmarx.

          'Des Plaines IDB Loan' means that certain loan in the original principal amount of $8,000,000 made by the City of Des Plaines, Illinois to Hartmarx pursuant to the Des Plaines IDB Loan Agreement with the proceeds of the sale by such city of the Des Plaines Bonds.

          'Des Plaines IDB Loan Agreement' means that certain Loan Agreement dated as of December 1, 1993 between the City of Des Plaines, Illinois and Hartmarx, substantially in the form attached to that certain Amendment No. 2, Waiver No. 2 and Consent No. 2 to this Agreement as Exhibit A thereto, as the same may be amended, restated or otherwise modified from time to time in accordance with the provisions of this Agreement.

          'Des Plaines Indenture' means that certain Indenture of Trust dated as of December 1, 1993 between the City of Des Plaines, Illinois and Norwest Bank Minnesota, National Association, as Trustee, substantially in the form attached to that certain Amendment No. 2, Waiver No. 2 and Consent No. 2 to this Agreement as Exhibit A-1 thereto, as the same may be amended, restated or otherwise modified from time to time in accordance with the provisions of this Agreement.

          'Indiana Bonds' means those certain Economic Development Refunding Revenue Bonds (Hartmarx Corporation Project) Series 1993 in the aggregate original principal amount of $7,500,000, issued by the Indiana Development Finance Authority pursuant to the Indiana Indenture.

          'Indiana IDB Intercompany Advance' means that certain loan in the aggregate original principal amount of $7,500,000 made by Hartmarx to Jaymar with the proceeds of the Indiana IDB Loan and other funds of Hartmarx.

          'Indiana IDB Loan' means that certain loan in the original principal amount of $7,500,000 made by the Indiana Development Finance Authority to Hartmarx pursuant to the Indiana IDB Loan Agreement with the proceeds of the sale by such authority of the Indiana Bonds.

          'Indiana IDB Loan Agreement' means that certain Loan Agreement dated as of December 1, 1993 between the Indiana Development Finance Authority and Hartmarx, substantially in the form attached to that certain Amendment No. 2, Waiver No. 2 and Consent No. 2 to this Agreement as Exhibit B thereto, as the same may be amended, restated or otherwise modified from time to time in accordance with the provisions of this Agreement.

          'Indiana Indenture' means that certain Indenture of Trust dated as of December 1, 1993 between the Indiana Development Finance Authority and Norwest Bank Fort Wayne, N.A., as Trustee, substantially in the form attached to that certain Amendment No. 2, Waiver No. 2 and Consent No. 2 to this Agreement as Exhibit B-1 thereto, as the same may be amended, restated or otherwise modified from time to time in accordance with the provisions of this Agreement.

          '1993 Bond Documents' means, collectively, the Des Plaines Indenture, the Des Plaines IDB Loan Agreement, the Indiana Indenture, the Indiana IDB Loan Agreement, and all other agreements, instruments and documents contemplated by or related to such indentures or loan agreements to which Hartmarx or any Subsidiary is a party or third party beneficiary, in each case as the same may be amended, restated or otherwise modified from time to time in accordance with the provisions of this Agreement."

          (b) Article I is further amended to add "(a)" prior to the first line thereof, to add "(c)" prior to the second-to-last line thereof and to add the following after the end of the definition of "Wholly Owned Subsidiary":

          "(b)  the following terms have the meanings set forth in the Override
Agreement:

               BTC Letter of Credit
               BTC Letter of Credit Obligations
               BTC Lien
               Existing Pledged Cash
               Hart Schaffner-NatWest L/C Obligations
               Jaymar Bonds
               Jaymar-BTC L/C Obligations
               NatWest Letter of Credit
               NatWest Letter of Credit Obligations
               NatWest Lien
               Restated BTC Bonds Pledge
               Restated BTC Cash Pledge
               Restated BTC Guaranty
               Restated NatWest Bonds Pledge
               Restated NatWest Cash Pledge
               Restated NatWest Guaranty."

          (c)  Article I is further amended to delete in its entirety clause
(iii) of the definition of "Permitted Investments" and to replace such clause with the following clause:

          "(iii) Deposit accounts (other than those described in clause (vii) of this definition) maintained in the ordinary course of business; provided, that all such deposit accounts are maintained with the Collateral Agent, the Agent, the Co-Agent, a Lender, or an Affiliate or any such Person and are subject to the Collateral Agent's Lien securing the Obligations or are otherwise subject to blocked account agreements, lock box agreements or cash collection or cash concentration agreements established for the benefit of the Lenders, except in the case of such Investments which (A) at all times aggregate less than $4,000,000 and constitute (1) disbursement, payroll and deposit accounts other than those into which proceeds of Accounts and/or cash sales are deposited, collected or concentrated or (2) deposit accounts into which proceeds of Accounts and/or cash sales are deposited, collected or concentrated and which, with respect to each calendar month after June, 1993, have average monthly balances of less than $20,000 each and receive less than $100,000 each in the aggregate of deposits during each month, or (B) constitute (1) accounts maintained at the Bank of New York and/or Manufacturers and Traders Trust Company in connection with either such institution's issuance of Commercial Letters of Credit or (2) accounts maintained at banks and trust companies in connection with such institutions' issuance of Commercial Letters of Credit; provided, further, that such amounts maintained pursuant to clauses (B)(1) and (B)(2) of this paragraph shall only be Permitted Investments to the extent of the face amount of Commercial Letters of Credit issued by such institutions for the account of Hartmarx or its Subsidiaries and then only with respect to such Commercial Letters of Credit which, in the case of amounts maintained pursuant to clause (B)(1), are or were issued on or before January 31, 1993, and in the case of amounts maintained pursuant to clause (B)(2), are issued after June 30, 1995, in any such case as the same may be amended, extended, replaced or substituted thereafter in connection with the transaction giving rise to the original issuance of such Commercial Letter of Credit, but not, in the case of amounts pursuant to clause (B)(1), with respect to new transactions occurring after January 31, 1993;"

          (d)  Article I is further amended to delete in its entirety clause
(xi) of the definition of "Permitted Investments" and to replace such clause with the following clause:

          "(xi) To the extent not prohibited by Section 6.2.8 or other provisions of this Agreement, intercompany advances or equity investments by Hartmarx to or in any of its Wholly Owned Subsidiaries, or by a Wholly Owned Subsidiary of any Loan Party to or in another Wholly Owned Subsidiary or Hartmarx, (1) for the purchase or construction of fixed assets, plant and equipment which are capitalized in accordance with Agreement Accounting Principles, (2) for working capital purposes, or (3) which constitute the Des Plaines IDB Intercompany Advance or the Indiana IDB Intercompany Advance; provided, however, that no such investment made after the Effective Date in a Wholly Owned Subsidiary shall be a Permitted Investment if such Wholly Owned Subsidiary is not an Active Subsidiary or if such Wholly Owned Subsidiary is HSSI or any of its Subsidiaries; and"

          (e) Section 6.1.2(d) is amended to delete the word "and" which appears at the end of clause (iii) of such section and to add the following provision to the end of such section:

     ", (v) the prepayment in full by Jaymar of all of Jaymar's outstanding Indebtedness under that certain Loan Agreement dated September 1, 1984 between the Indiana Employment Development Commission and Jaymar with the proceeds of the Indiana IDB Intercompany Advance and (vi) the prepayment in full by Hart Schaffner of all of Hart Schaffner's outstanding Indebtedness under that certain Loan Agreement dated August 1, 1985 between the City of Des Plaines, Illinois and Hart Schaffner with the proceeds of the Des Plaines IDB Intercompany Advance. Notwithstanding anything in this section or Agreement to the contrary, Hartmarx shall not, and shall not permit any of its Subsidiaries to, voluntarily prepay prior to its stated maturity the Des Plaines IDB Loan or the Indiana IDB Loan or to voluntarily purchase, redeem, or cause the redemption of, any of the Des Plaines Bonds or the Indiana Bonds."


          (f) Section 6.2.3 is amended to delete in its entirety clause (c) of such section and to replace such clause with the following clause:

          "(c) Make any other distribution of assets or property in respect of the common stock of Hartmarx or any of its Subsidiaries, except cash or property distributions in respect of the common stock of Hartmarx's Wholly Owned Subsidiaries to Hartmarx or to other Wholly Owned Subsidiaries of Hartmarx (other than to HSSI or any of its Subsidiaries should HSSI become a Subsidiary of Hartmarx)."

          (g) Section 6.2.4 is amended to delete in its entirety clause (c) of such section and to replace such clause with the following clause:

          "(c) Make any other distribution of assets or property in respect of any of the Other Capital Stock of Hartmarx or any of its Subsidiaries, except cash or property distributions in respect to any of the Other Capital Stock of Hartmarx's Wholly Owned Subsidiaries to Hartmarx or to other Wholly Owned Subsidiaries of Hartmarx (other than to HSSI or any of its Subsidiaries should HSSI become a Subsidiary of Hartmarx),"

          (h) Section 6.2.12 is amended to add the following provision to the end of such section:

     "Notwithstanding the foregoing, prior to the occurrence, or in the absence of the continuation, of any Default, each Loan Party may repay "Intercompany Claims" (as defined in the Subordination Agreement) in the ordinary course of such parties businesses as conducted on the Closing Date."

          (i) Section 6.2.16(a) is amended to add the following reference to such section immediately following the existing reference to "Override Documents" in such section:

     ", 1993 Bond Documents"

          (j) Section 6.2.16 is further amended to add the following clause to the end of such section:

          "(c) The Loan Parties shall promptly provide each Lender with notice of the occurrence of any "Event of Default" under the Des Plaines IDB Loan Agreement or the Indiana IDB Loan Agreement, any "Determination of Taxability" (as defined in the Des Plaines IDB Loan Agreement or the Indiana IDB Loan Agreement), or the occurrence of any "Default" or "event of default" under the Des Plaines Indenture or the Indiana Indenture."

          (k) Section 6.2.19 is amended to add the following provision to the end of clause (c) of such section:

     ", and provided, further, that, and notwithstanding the foregoing provisions of this clause (c), (i) Jaymar's outstanding Indebtedness under that certain Loan Agreement dated September 1, 1984 between the Indiana Employment Development Commission and Jaymar shall be refunded and refinanced in full with the proceeds of the Indiana IDB Intercompany Advance which, in turn, shall be funded by Hartmarx with, together with other funds, the proceeds of the Indiana IDB Loan, and, in each case, such refunding, refinancing and funding shall occur on or before the thirtieth
     (30th) day immediately following the date on which the Indiana Bonds are issued and that, during such thirty (30) day period, the proceeds of the sale of such Indiana Bonds shall be held in trust by such Persons and pursuant to such agreements as may be acceptable to the Collateral Agent and (ii) Hart Schaffner's outstanding Indebtedness under that certain Loan Agreement dated August 1, 1985 between the City of Des Plaines, Illinois and Hart Schaffner shall be refunded and refinanced in full with the proceeds of the Des Plaines IDB Intercompany Advance which, in turn, shall be funded by Hartmarx with, together with other funds, the proceeds of the Des Plaines IDB Loan, and in each case, such refunding, refinancing and funding shall occur on or before the thirtieth (30th) day immediately following the date on which the Des Plaines Bonds are issued and that, during such thirty (30) day period, the proceeds of the sale of such Des Plaines Bonds shall be held in trust by such Persons and pursuant to such agreements as may be acceptable to the Collateral Agent;"

          (l) Section 7.5 is amended to add the following provision to the end of such section:

     "; or there shall occur any "Event of Default" under the Des Plaines IDB Loan Agreement or the Indiana IDB Loan Agreement, any "Determination of Taxability" (as defined in the Des Plaines IDB Loan Agreement or the Indiana IDB Loan Agreement), or any "Default" or "event of default" under the Des Plaines Indenture or the Indiana Indenture, or there shall occur any other event, or any other condition shall exist, the result of which occurrence or condition would permit (a) the issuer of the Des Plaines Bonds or the Indiana Bonds, any trustee with respect thereto or any holder of such bonds to require that any such bonds be redeemed or (b) the issuer of the Des Plaines Bonds or the Indiana Bonds, any trustee with respect thereto or any holder of such bonds to accelerate the maturity of the Des Plaines IDB Loan or the Indiana IDB Loan."

          (m) Section 10.13 is amended to delete in its entirety the parenthetical which appears in clause (ii) of such section and to replace such parenthetical with the following parenthetical:

     "(and Hartmarx, on behalf of itself and its Subsidiaries, shall have certified its compliance with such section by delivering prior to the closing of such transaction to the Agent, the Co-Agent, the Collateral Agent and each Lender or, if the amount of such disposition is $75,000 or less and the aggregate amount of all such dispositions of $75,000 or less (including such disposition) during the then immediately preceding twelve
     (12) month period is $500,000 or less, to the Collateral Agent and the Agent, (a) an Officer's Certificate substantially in the form of Exhibit M and (b) copies of the substantially final version of the agreement or agreements providing for such disposition)"

          (n) Schedule 13.1 is deleted in its entirety and replaced with the restated schedule attached to this Agreement as Exhibit C hereto.

          2. Waiver No. 2 to Bridge Agreement. Effective as of the date first written above, upon the satisfaction of the conditions precedent set forth in Paragraph 4 below, the Lenders hereby waive any noncompliance by the Loan Parties with the following provisions to the extent occurring prior to the date hereof and specifically described below:

          (a) Failure to comply with Section 6.2.18 of the Bridge Agreement, to the extent that the Loan Parties maintained deposit accounts in an aggregate amount in excess of $4,000,000 in (i) disbursement, payroll and deposit accounts other than those into which proceeds of Accounts and/or each sales are deposited, collected or concentrated,

     (ii) accounts maintained at The Bank of New York and/or Manufacturers and Traders Trust Company in connection with either such institution's issuance of Commercial Letters of Credit, (iii) accounts maintained at banks and trust companies in connection with such institutions' issuance of Commercial Letters of Credit, and (iv) deposit accounts into which proceeds of Accounts and/or cash sales are deposited, collected or concentrated and which, with respect to each calendar month after June, 1993, have average monthly balances of less than $20,000 each and receive less than $100,000 each in the aggregate of deposits during each month; provided, however, that such waiver shall only be effective if the aggregate of the amounts described in clauses (i), (iii) and (iv) of this paragraph at no time prior to the effective date hereof exceeded $4,000,000; and

          (b) Defaults, if any, under Section 7.5 of the Bridge Agreement as a result of the occurrence of "Defaults" under the Override Agreement by reason of Hartmarx's failure to comply with the provisions of the Override Agreement which are specifically waived pursuant to that certain amendment, waiver and consent agreement substantially in the form of Exhibit D attached hereto and made a part hereof (the "Override Modification Agreement").

          3. Consent No. 2 to the Override Agreement. Effective as of the date first written above, upon the satisfaction of the conditions precedent set forth in Paragraph 4 below, each of the Lenders hereby agrees as follows:

          (a) Notwithstanding the provisions of Section 6.2.16(a) of the Bridge Agreement, the Loan Parties may enter into the Override Modification Agreement;

          (b) Notwithstanding the provisions of Section 2.1.2(b) of the Bridge Agreement, upon the satisfaction of the conditions precedent set forth in Paragraph 4 below and as of such a time as (and only in the event that) the NatWest Letter of Credit shall have been cancelled or terminated and the original thereof shall have been returned to NatWest and all Hart Schaffner-NatWest L/C Obligations shall have been repaid or otherwise satisfied in full, NatWest may deliver to the "Collateral Agent" under the Override Agreement for application as a "Mandatory Prepayment" pursuant to Sections 4.1.6 and 4.3 of the Override Agreement (without giving effect to the provisions of Section 2.1.2(b) of the Bridge Agreement with respect to Mandatory Prepayments under the Bridge Agreement) the aggregate amount of all Existing Pledged Cash held by or for the benefit of NatWest pursuant to the Restated NatWest Cash Pledge; and

          (c) Notwithstanding the provisions of Section 2.1.2(b) of the Bridge Agreement, upon the satisfaction of the conditions precedent set forth in Paragraph 4 below and as of such a time as (and only in the event that) the BTC Letter of Credit shall have been cancelled or terminated and the original thereof shall have been returned to BTC and all Jaymar-BTC L/C Obligations shall have been repaid or otherwise satisfied in full, BTC may deliver to the "Collateral Agent" under the Override Agreement, for application as a "Mandatory Prepayment" pursuant to Sections 4.1.6 and 4.3 of the Override Agreement (without giving effect to the provisions of Section 2.1.2(b) of the Bridge Agreement with respect to Mandatory Prepayments under the Bridge Agreement) the aggregate amount of all Existing Pledged Cash then held by or for the benefit of BTC pursuant to the Restated BTC Cash Pledge.

          4. Conditions to Effectiveness; Subsequent Requirements; Acknowledgements. (a) This Agreement shall become effective as of the date first written above if, and only if, on or before January 31, 1994:

          (i) the Agent and the Collateral Agent shall have received originally executed counterparts to this Agreement, executed and delivered by a duly authorized officer of (A) each Loan Party and (B) Lenders constituting the Required Lenders;

          (ii) the Agent and the Collateral Agent shall have received a copy of the fully executed Override Modification Agreement executed by Hartmarx, Hart Schaffner, Jaymar, the ESOP, each "Required Lender" (as defined in the Override Agreement) and each other Person required to execute such Agreement as a condition to its effectiveness; and

          (iii) the Agent and the Collateral Agent shall have received a copy of the fully executed Amendment to Subordinated Revolving Notes Dated December 30, 1992, executed by Kuppenheimer and Direct Marketing;

provided, however, that the amendments described in clauses (f) and (g) of Paragraph 1 of this Agreement shall not become effective unless and until (x) NatWest shall have notified the Agent and the Collateral Agent that (1) the NatWest Letter of Credit shall have been cancelled or terminated, (2) the original thereof shall have been returned to NatWest and (3) all Hart Schaffner-NatWest L/C Obligations shall have been repaid or otherwise satisfied in full and (y) BTC shall have notified the Agent and the Collateral Agent that (1) the BTC Letter of Credit shall have been cancelled or terminated, (2) the original thereof shall have been returned to BTC and (3) all Jaymar-BTC L/C Obligations shall have been repaid or otherwise satisfied in full.

          (b) Each of the parties hereto agrees and acknowledges that no consent of any Person other than the Persons named in clause (a)(i) of this paragraph is required in order for this Agreement to become effective.

          (c) The Loan Parties hereby agree promptly to cause to be delivered to each Lender true and correct copies of each of the "1993 Bond Documents" (as defined in Paragraph 1 hereof) upon the execution and delivery thereof by the parties thereto.

          (d) The Loan Parties hereby agree and acknowledge that, when made, the "Des Plaines IDB Intercompany Advance" and the "Indiana IDB Intercompany Advance" (each as defined in Paragraph 1 hereof) will constitute "Intercompany Claims" under, as defined in, and subordinated pursuant to, the Subordination Agreement.

          (e) At such time as NatWest shall have received and cancelled the original NatWest Letter of Credit and all Hart Schaffner-NatWest L/C Obligations shall have been repaid or otherwise satisfied in full, the Loan Parties and NatWest shall provide the Agent and the Collateral Agent with notice and evidence reasonably satisfactory to them of the occurrence of such events.

          (f) At such time as BTC shall have received and cancelled the original BTC Letter of Credit and all Jaymar-BTC L/C Obligations shall have been repaid or otherwise satisfied in full, the Loan Parties shall provide the Agent and the Collateral Agent with notice and evidence reasonably satisfactory to them of the occurrence of such events.

          (g) At such time as the Hart Schaffner Bonds have been redeemed in full and the Prior Des Plaines IDB Loan shall have been repaid in full, the Loan Parties shall cause to be provided to the Agent, the Collateral Agent and NatWest evidence reasonably satisfactory to them of the occurrence of such events.

          (h) At such time as the Jaymar Bonds have been redeemed in full and the Prior Indiana IDB Loan shall have been repaid in full, the Loan Parties shall cause to be provided to the Agent, the Collateral Agent and BTC evidence reasonably satisfactory to them of the occurrence of such events.

          (i) At such time as the Collateral Agent shall have received any or all of the Existing Pledged Cash from NatWest, BTC and/or the Loan Parties as described in clauses (b) and/or (c) of Paragraph 3 of this Agreement, the Collateral Agent shall apply such amounts in accordance with such clauses.

          (j) Hartmarx hereby covenants and agrees (i) that the aggregate disbursements required to be made by Hartmarx and its Subsidiaries (whether to be paid in cash or to be set off against amounts to be disbursed to Hartmarx or its Subsidiaries) in connection with the issuance of the Des Plaines Bonds and the Indiana Bonds, the funding of the Des Plaines IDB Loan and the

Indiana IDB Loan, the funding of the Des Plaines IDB Intercompany Advance and the Indiana IDB Intercompany Advance, the redemption and retirement of the Hart Schaffner Bonds and the Jaymar Bonds, and the payment in full of the Prior Des Plaines IDB Loan and the Prior Indiana IDB Loan (excluding, however, the payment of principal with respect to the Prior Des Plaines IDB Loan and the Prior Indiana IDB Loan, the payment of accrued interest with respect to any of the foregoing, and the payment of legal fees and expenses with respect to the preparation of this Agreement but including, without limitation, all other underwriter's fees, trustee's fees, issuer's fees, discounts, attorneys' and paralegal's fees, taxes, prepayment penalties and premiums, reimbursements and other transactions costs, expenses and charges), shall not exceed $825,000; and
(ii) to deliver to the Agent and the Collateral Agent, promptly following the last of such transactions, a certificate from an Authorized Officer as to such aggregate disbursements supported by a schedule itemizing each component thereof in form and scope satisfactory to the Agent and the Collateral Agent.

          (k) Hartmarx, Hart Schaffner and Jaymar hereby each covenant and agree to, as soon as practicable and in no event later than the thirtieth (30th) day immediately following the issuance of the Indiana Bonds and the Des Plaines Bonds, to cause (i) the redemption in full of the Hart Schaffner Bonds and the Jaymar Bonds, (ii) the satisfaction in full of the Prior Des Plaines IDB Loan and the Prior Indiana IDB Loan, (iii) the return and cancellation of the NatWest Letter of Credit and the BTC Letter of Credit, and (iv) payment or other satisfaction in full of all Hart Schaffner-NatWest L/C Obligations and all Jaymar-BTC L/C Obligations.

          5.   Representations and Warranties.

          (a) Each Loan Party hereby represents and warrants that this Agreement and the Loan Documents as amended hereby, constitute legal, valid and binding obligations of each of the Loan Parties which is a party thereto and are enforceable against such Loan Parties in accordance with their terms (except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization and other laws affecting the rights of creditors generally and
(ii) rules of equity affecting the enforcement of obligations generally).

          (b) Each Loan Party hereby represents and warrants that, as of the date such Loan Party executes and delivers its counterpart of this Agreement (and assuming the effectiveness of this Agreement) (i) no Default or Unmatured Default has occurred and is continuing and (ii) all of the representations and warranties of such Loan Party contained in the Loan Documents (in each case other than representations and warranties which are expressly indicated in such documents as being made only as of a particular date or dates) are true and correct in all material respects.

          6. Authority to Execute Release Documents. Subject to the effectiveness of this Agreement, each Lender hereby expressly authorizes the Collateral Agent, (a) following such time as (and only in the event that) the Agent and the Collateral Agent shall have received notice from NatWest that (1) the NatWest Letter of Credit shall have been cancelled or terminated, (2) the original thereof shall have been returned to NatWest and (3) all Hart Schaffner-NatWest L/C Obligations shall have been repaid or otherwise satisfied in full, to execute and deliver to Hartmarx or Hart Schaffner such documents or instruments necessary or desirable to release the NatWest Lien, pursuant to release documentation in form and substance satisfactory to the Agent, the Collateral Agent and NatWest, and (b) following such time as (and only in the event that) the Agent and the Collateral Agent shall have received notice from BTC that (1) the BTC Letter of Credit shall have been cancelled or terminated,
(2) the original thereof shall have been returned to BTC and (3) all Jaymar-BTC L/C Obligations shall have been repaid or otherwise satisfied in full, to execute and deliver to Hartmarx or Jaymar such documents and instruments as may be necessary or desirable to release the BTC Lien pursuant to release documentation in form and substance satisfactory to the Agent, the Collateral Agent and BTC.

          7.   Reference to and Effect on the Bridge Agreement.

          (a) Upon the effectiveness of this Agreement, (i) each reference in the Bridge Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Bridge Agreement as amended hereby and (ii) each reference to the Bridge Agreement in each other Loan Document shall mean and be a reference to the Bridge Agreement as amended hereby.

          (b) Except as specifically amended above, the Bridge Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent, the Co-Agent, the Collateral Agent or any of the Lenders, nor, except as specifically provided in Paragraph 2 above, constitute a waiver of any provision of any of the Loan Documents. Without limiting the generality of the foregoing, the Lenders', the Agent's, the Co-Agent's and the Collateral Agent's failure to specifically waive in Paragraph 2 hereof any breach or other violation by any Loan Party of any provision of the Loan Documents which has occurred on or prior to the date hereof with or without the knowledge of any Lender, the Agent, the Co-Agent or the Collateral Agent shall not constitute the Lenders', the Agent's, the Co-Agent's or the Collateral Agent's agreement that such breach or violation is immaterial nor shall it constitute an implied waiver of such breach or violation, and each Lender, the Agent, the Co-Agent and the Collateral Agent hereby reserve all rights and remedies with respect to any such breach or other violation.

          (d) This Agreement shall constitute a Loan Document subject to the terms and provisions of the Bridge Agreement. Notwithstanding anything in
Section 7.4 of the Bridge Agreement or any other provision to the contrary, the Loan Parties further agree that any failure by any one of them to perform any of its covenants under this Agreement shall constitute an immediate Default without the benefit of any grace period.

          8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

          9. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

          10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties hereto.

          IN WITNESS WHEREOF, the Loan Parties, the Lenders, the Agent, the Co-Agent and the Collateral Agent have executed this Agreement as of the date first above written.


                              Borrowers and Guarantors:
                              ------------------------

                              HART SCHAFFNER & MARX
                              JAYMAR-RUBY, INC.
                              BILTWELL COMPANY, INC.
                              M. WILE & COMPANY, INC.
                              HICKEY-FREEMAN CO., INC.
                              INTERNATIONAL WOMEN'S APPAREL,
                                INC., and
                              AMERICAN APPAREL BRANDS, INC., each,
                              as a Borrower and Guarantor



                              By: /s/ Carey M. Stein
                                  --------------------------------
                              Title: Secretary
                                     -----------------------------


                              Guarantors:
                              ----------

                              HARTMARX CORPORATION
                              TRADE FINANCE INTERNATIONAL
                                LIMITED
                              FAIRWOOD-WELLS, INC.
                              THOS. HEATH CLOTHES, INC.
                              HSM UNIVERSITY, INC.
                              NATIONAL CLOTHING COMPANY, INC.
                              SEAFORD CLOTHING CO.
                              SOCIETY BRAND, LTD.
                              TAILORED TREND, INC.
                              THORNGATE, LTD.
                              WINCHESTER CLOTHING COMPANY
                              HOOSIER FACTORIES, INCORPORATED
                              CHICAGO TROUSER COMPANY, LTD.
                              JRSS, INC.
                              ANNISTON SPORTSWEAR CORPORATION
                              E-TOWN SPORTSWEAR CORPORATION
                              RECTOR SPORTSWEAR CORPORATION
                              DIRECT ROUTE MARKETING CORPORATION
                              KUPPENHEIMER MANUFACTURING COMPANY,
                                INC.
                              COLEMAN CLOTHES, INC.
                              KUPPENHEIMER MEN'S CLOTHIERS
                                DADEVILLE, INC.
                              WALTON MANUFACTURING COMPANY, and


                              By: /s/ Carey M. Stein
                                  --------------------------------
                              Title: Secretary
                                     -----------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                              INTERCONTINENTAL APPAREL, INC.,
                                as a Guarantor


                              By: /s/Carey M. Stein
                                  --------------------------------
                              Title: Secretary
                                     -----------------------------



                              Collateral Agent:
                              ----------------


                              THE FIRST NATIONAL BANK OF CHICAGO,
                                as Collateral Agent for the
                                Lenders


                              By: /s/Richard A. Peterson
                                  --------------------------------
                              Title: Vice President
                                     -----------------------------



                              Agent, Co-Agent and Lenders:
                              ---------------------------


                              NATIONAL WESTMINSTER BANK PLC,
                                NEW YORK BRANCH, as Agent and a
                                Lender


                              By: /s/Ernest V. Hodge
                                  --------------------------------
                              Title: Vice President
                                     -----------------------------



                              THE FIRST NATIONAL BANK OF CHICAGO,
                                as Co-Agent and a Lender


                              By: /s/Richard A. Peterson
                                  --------------------------------
                              Title: Vice President
                                     -----------------------------



                              ABN AMRO BANK N.V., as a Lender


                              By: /s/Bernard J. McGuigan
                                  --------------------------------
                              Title: Group Vice President
                                     --------------------------


                              By: /s/John Ellenwood
                                  --------------------------------
                              Title: Vice President
                                     -----------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                              ROYAL BANK OF CANADA,
                                as a Lender


                              By: /s/Yvonne Bernard
                                  --------------------------------
                              Title: Credit Officer
                                     -----------------------------



                              CONTINENTAL BANK N.A., as a Lender


                              By: /s/Michael I. Bacevich
                                  --------------------------------
                              Title: Vice President
                                     -----------------------------



                              HARRIS TRUST AND SAVINGS BANK, as a
                                Lender


                              By: /s/Catherine C. Ciolek
                                  --------------------------------
                              Title: Vice President
                                     -----------------------------



                              NATIONSBANK OF NORTH CAROLINA,
                                N.A., as a Lender


                              By: /s/Charles A. Kerr
                                  --------------------------------
                              Title: Senior Vice President
                                     -----------------------------



                              SWISS BANK CORPORATION, as a Lender


                              By: /s/Phyllis J. Karno
                                  --------------------------------
                              Title: Director, Restructuring
                                     -----------------------------


                              By: /s/Peter V. Matton
                                  --------------------------------
                              Title: Executive Director,
                                     -----------------------------
                                     Restructuring
                                     -----------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                              COMMERZBANK AKTIENGESSELLSCHAFT,
                               GRAND CAYMAN BRANCH, as a Lender


                              By:/s/Anthony L. Giraldi
                                 --------------------------------
                              Title:Vice President
                                    -----------------------------


                              By:/s/Kalyan Basu
                                 --------------------------------
                              Title:First Vice President
                                    -----------------------------



                              WACHOVIA BANK OF NORTH CAROLINA,
                                N.A., as a Lender


                              By:/s/Robert G. Brookby
                                 --------------------------------
                              Title:Senior Vice President/Group
                                    -----------------------------
                                     Executive
                                     -----------------------------

                                                                  EXHIBITS A & B
                                                                  --------------


                              1993 BOND DOCUMENTS

                          [Sent under separate cover]

                                                                       EXHIBIT C
                                                                       ---------

                                                                   SCHEDULE 13.1
                                                                   -------------

                              NOTICES
                              -------

IF TO BORROWERS               HARTMARX CORPORATION
  OR LOAN PARTIES:            101 North Wacker Drive
                              Chicago, Illinois 60606-7389
                              Attention:  Carey M. Stein
                              Telephone Number: (312) 372-6300
                              Telecopy Number:  (312) 855-3868

COLLATERAL AGENT:             THE FIRST NATIONAL BANK OF CHICAGO
                              One First National Plaza
                              Chicago, Illinois 60670
                              Attention:  Richard A. Peterson
                              Telephone Number: (312) 732-7626
                              Telecopy Number:  (312) 732-1775
                              Telex:  4330253
                              Answerback:  FNBC UI

AGENT, CO-AGENT AND LENDERS:  NATIONAL WESTMINSTER BANK PLC
                              NEW YORK BRANCH
                              Loan Administration Department
                              175 Water Street
                              New York, New York 10038-4924
                              Attention:  U.S. Team
                              Telephone Number: (212) 602-4115
                              Telecopy Number:  (212) 602-4118

                              with a copy to:

                              JONES, DAY, REAVIS & POGUE
                              77 West Wacker Drive
                              Chicago, Illinois 60601-1692
                              Attention:  Robert J. Graves
                              Telephone Number: (312) 782-3939
                              Telecopy Number:  (312) 782-8585

                              THE FIRST NATIONAL BANK OF CHICAGO
                              One First National Plaza
                              Chicago, Illinois 60670
                              Attention:  Richard A. Peterson
                              Telephone Number: (312) 732-7626
                              Telecopy Number:  (312) 732-1775
                              Telex:  4330253
                              Answerback:  FNBC UI

                              ABN AMRO BANK N.V.
                              135 South LaSalle Street
                              Room 425
                              Chicago, Illinois 60603
                              Attention:  Patricia M. Luken
                              Telephone Number: (312) 443-2853
                              Telecopy Number:  (312) 606-8425
                              Telex:  6732700
                              Answerback:  ABN AMRO CGO

                              ROYAL BANK OF CANADA
                              33 North Dearborn Street
                              Suite 2300
                              Chicago, Illinois 60602
                              Attention:  Everett M. Harner
                              Telephone Number: (312) 372-4404
                              Telecopy Number:  (312) 782-3429

                              CONTINENTAL BANK N.A.
                              231 South LaSalle Street
                              Chicago, Illinois 60697
                              Attention:  Michael J. Bacevich
                              Telephone Number: (312) 828-3153
                              Telecopy Number:  (312) 987-1205
                              Telex:  253460
                              Answerback:  CONTL BK CGO

                              HARRIS TRUST AND SAVINGS BANK
                              200 West Monroe Street
                              17th Floor
                              Chicago, Illinois 60606
                              Attention:  Catherine C. Ciolek
                              Telephone Number: (312) 987-4767
                              Telecopy Number:  (312) 765-1724

                              NATIONSBANK OF NORTH CAROLINA, N.A.
                              Special Asset Bank
                              1 Independence Center
                              101 North Tryon Street I13-17
                              Charlotte, North Carolina 28255
                              Attention:  Charlie Kerr
                              Telephone Number: (704) 386-8535
                              Telecopy Number:  (704) 386-1759

                              SWISS BANK CORPORATION
                              10 East 50th Street
                              New York, New York 10022
                              Attention:  Phyllis J. Karno
                              Telephone Number: (212) 574-4007
                              Telecopy number:  (212) 574-3162

                              COMMERZBANK AKTIENGESELLSCHAFT,
                              GRAND CAYMAN BRANCH
                              311 South Wacker Drive
                              Suite 5800
                              Chicago, Illinois 60606
                              Attention:  Linda Michelson
                              Telephone Number: (312) 435-1000
                              Telecopy Number:  (312) 435-1486
                              Telex:  210272
                              Answerback:  CBCH UR

                              WACHOVIA BANK OF NORTH CAROLINA,
                              N.A.
                              Suite 1740, Xerox Centre
                              55 West Monroe Street
                              Chicago, Illinois 60603
                              Attention:  Donna Johnson
                              Telephone Number: (312) 853-0454
                              Telecopy Number:  (312) 853-0693

                                                                       EXHIBIT D
                                                                       ---------



                                AMENDMENT NO. 2
                                  WAIVER NO. 2
                                      AND
                                 CONSENT NO. 2
                         Dated as of November 30, 1993
                                       TO
                           CERTAIN OVERRIDE DOCUMENTS
                         Dated as of December 30, 1992


                          [Sent under separate cover]